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                                                                  EXHIBIT 99.01

               INFORMATION INCORPORATED BY REFERENCE CONCERNING
                    RECENT SALES OF UNREGISTERED SECURITIES

  The following table sets forth information regarding unregistered sales of securities by the Company during 1999:

                                                                       Aggregate
Class of                   Date         Title of          Number of     Purchase       Form of
Purchaser                 of Sale      Securities       Securities (1)   Price      Consideration
---------                 ------- --------------------- -------------  ---------- -----------------
Equipment Lease Warrants
 to El Camino
 Properties.............  1/11/99 Series F Preferred(2)      25,000        -- --         As partial
                                                                                      consideration
                                                                                          for lease

Sales made in connection
with NetSelect-InfoTouch
merger:
NetSelect Common Stock
 Shareholders...........  2/4/99  Common Stock(3)        12,482,445        -- --      Exchanged for
                                                                                       Common Stock
                                                                                  of pre-NetSelect-
                                                                                          InfoTouch
                                                                                             merger
                                                                                    NetSelect ("Old
                                                                                        NetSelect")

NetSelect Series A
 Preferred
 Shareholders...........  2/4/99  Series A Preferred(3)   6,890,000        -- --      Exchanged for
                                                                                           Series A
                                                                                       Preferred of
                                                                                      Old NetSelect




NetSelect Series B
 Preferred
 Shareholders...........  2/4/99  Series B Preferred(3)     951,690        -- --      Exchanged for
                                                                                           Series B
                                                                                       Preferred of
                                                                                      Old NetSelect

NetSelect Series C
 Preferred
 Shareholders...........  2/4/99  Series C Preferred(3)   3,071,865        -- --      Exchanged for
                                                                                           Series C
                                                                                       Preferred of
                                                                                      Old NetSelect

NetSelect Series D
 Preferred
 Shareholders...........  2/4/99  Series D Preferred(3)   3,406,005        -- --      Exchanged for
                                                                                           Series D
                                                                                       Preferred of
                                                                                      Old NetSelect

NetSelect Series E
 Preferred
 Shareholders...........  2/4/99  Series E Preferred(3)   1,625,000        -- --      Exchanged for
                                                                                           Series E
                                                                                       Preferred of
                                                                                      Old NetSelect

NetSelect Series F
 Preferred
 Shareholders...........  2/4/99  Series F Preferred(3)   8,320,245        -- --      Exchanged for
                                                                                           Series F
                                                                                       Preferred of
                                                                                      Old NetSelect

Sales by (Post-
InfoTouch-NetSelect
Merger) NetSelect, Inc.

Broker Gold
 Shareholders, as a
 group..................  2/18/99 Common Stock(2)           643,030    $2,012,032              Cash

Broker Gold
 Shareholders, as a
 group..................  2/18/99 Series F Preferred(2)     481,970    $1,507,968              Cash

Broker Gold Warrants....  2/18/99 Warrant to purchase       358,315        -- --         As partial
                                  Common Stock(2)                                     consideration
                                                                                   for data content
                                                                                         agreements

ATGF II.................  4/9/99  Series G Preferred(2)     376,905    $7,516,993              Cash

Litton Master Trust.....  4/9/99  Series G Preferred(2)      56,250    $1,121,850              Cash

James Stableford........  4/9/99  Series G Preferred(2)       2,500    $   49,860              Cash

Anthony Ciulla..........  4/9/99  Series G Preferred(2)       2,500    $   49,860              Cash

Ralph H. Cechettini 1995
 Trust..................  4/9/99  Series G Preferred(2)      15,000    $  299,160              Cash

Pivotal Partners........  4/9/99  Series G Preferred(2)      35,000    $  698,040              Cash

Marc Weiss..............  4/9/99  Series G Preferred(2)      12,500    $  249,300              Cash

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
                                                                             Aggregate
Class of                    Date            Title of           Number of     Purchase        Form of
Purchaser                  of Sale         Securities        Securities (1)    Price      Consideration
---------                 --------- ------------------------ -------------  ----------- ------------------
Dana Smith..............  4/9/99    Series G Preferred(2)            750    $    14,958               Cash

Integral Capital
 Partners IV, L.P.......  4/9/99    Series G Preferred(2)        249,570    $ 4,977,424               Cash

Integral Capital
 Partners IV MS Side
 Fund, L.P..............  4/9/99    Series G Preferred(2)          1,132    $    22,587               Cash

Cox Interactive Media...  4/9/99    Series G Preferred(2)        100,280    $ 1,999,984               Cash

Employee option
 exercises, as a group..  2/12/99-  Common Stock(4)            5,761,025    $12,684,748           Cash and
                          8/4/99                                                                promissory
                                                                                                     notes

Gold Alliance Warrants..  5/98-3/99 Warrant to purchase          209,380         -- --          As partial
                                    Common Stock(2)                                          consideration
                                                                                          for data content
                                                                                                agreements

9 SpringStreet
 shareholders, as a
 group..................  6/30/99   Common Stock(3)            1,086,212                Exchange of shares
                                                                                             in connection
                                                                                         with SpringStreet
                                                                                               acquisition

46 SpringStreet
 shareholders, as a
 group..................  6/30/99   Series H Preferred(3)      4,222,845         -- --  Exchange of shares
                                                                                             in connection
                                                                                         with SpringStreet
                                                                                               acquisition

National Association of
 the Remodeling
 Industry...............  7/19/99   Warrant to purchase            6,250         -- --          As partial
                                    Common Stock(2)                                          consideration
                                                                                             for operating
                                                                                                agreements

National Association of
 REALTORS...............  8/4/99    Series A Preferred Stock           1         -- --          As part of
                                                                                                 operating
                                                                                                 agreement

American Online, Inc....  8/5/99    Warrant to purchase          118,750         -- --             As part
                                    Common Stock(2)                                         of advertising
                                                                                                 agreement

American Online, Inc....  8/11/99   Warrant to purchase          107,527         -- --             As part
                                    Common Stock(2)                                         of advertising
                                                                                                 agreement

Cendant Corporation.....  10/22/99  Common Stock(2)              250,000         -- --    As consideration
                                                                                             settlement of
                                                                                                litigation

GMAC Mortgage
 Corporation............  10/23/99  Warrant to purchase          119,048         -- --          As partial
                                    Common Stock(2)                                          consideration
                                                                                             for marketing
                                                                                                agreements

13 shareholders of
 Homebuyer's Fair, Inc.
 and FAS-Hotline, Inc.
 as a group.............  10/31/99  Common Stock(2)              250,000         -- --  Exchange of shares
                                                                                        in connection with
                                                                                                  Homefair
                                                                                               acquisition

Jay B. Minkoff..........  11/10/99  Common Stock(2)               40,984         -- --  Exchange of shares
                                                                                        in connection with
                                                                                            Home Marketing
                                                                                           Solutions, Inc.
                                                                                               acquisition

RE FormsNet LLC.........  11/11/99  Common Stock(5)               18,604         -- --          As partial
                                                                                         consideration for
                                                                                             investment in
                                                                                           RE FormsNet LLC

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(1) Each share of Series A, Series B, Series C, Series D, Series E, Series F
    and Series G Preferred Stock was automatically converted into five shares of common stock, respectively, upon the consummation of our initial public offering on August 4, 1999.
(2) Sales made in reliance on Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.
(3) Sales exempt under Section 3(a)(10) of the Securities Act.
(4) All sales of common stock made pursuant to the exercise of stock options were made in reliance on Rule 701 under the Securities Act.
(5) Sales made in reliance on Section 4(2) of the Securities Act and/or Rule 504 of Regulation D promulgated under the Securities Act.